Exhibit 10.14

RESTRICTED STOCK REPLACEMENT AWARD AGREEMENT FOR
2013 Form Replacement
SEVENTY SEVEN ENERGY INC. 2014 INCENTIVE PLAN
THIS RESTRICTED STOCK REPLACEMENT AWARD AGREEMENT (this “Agreement”) entered into as of the grant date set forth on the attached Notice of Grant of Award and Award Agreement (the “Notice”), by and between Seventy Seven Energy Inc., an Oklahoma corporation (the “Company”), and the participant named on the Notice (the “Participant”);
W I T N E S S E T H:
WHEREAS, Chesapeake Energy Corporation (“Chesapeake”) established the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan effective as of October 1, 2004, as amended from time to time (the “Chesapeake Plan”); and
WHEREAS, in connection with the separation (the “Separation”) on June 30, 2014 (the “Separation Date”) of the oilfield services business pursuant to that certain Separation and Distribution Agreement by and between Chesapeake and the Company (the “Separation Agreement”), then outstanding grants under the Chesapeake Plan are required by the terms of the Separation Agreement to be canceled and new replacement awards granted in respect of the canceled awards, with such replacement awards to be granted under the Seventy Seven Energy Inc. 2014 Incentive Plan (the “Plan”); and
WHEREAS, the Participant was granted restricted stock under the Chesapeake Plan (the “Original Grant”) and, in accordance with the Separation Agreement, the unvested restricted stock under the Original Grant is canceled as of the Separation Date; and
WHEREAS, pursuant to the Plan, as of the Separation Date the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) granted the Participant restricted shares of Company common stock, par value $0.01 per share (the “Common Stock”) as set forth in the Notice in replacement of the Original Grant.
NOW THEREFORE, the Company awards the restricted shares of Common Stock (“Restricted Stock”) to the Participant, as set forth in the Notice, with such shares subject to the terms and conditions of this Agreement and the Notice:

1.
The Plan. The Plan, a copy of which has been made available to the Participant, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan.

2.	Grant of Award. The Company hereby awards to the Participant the number of shares of Common Stock set forth on the Notice, on the terms and conditions set forth herein and in the Plan (the “Award”).

3.	Terms of Award.

a.
Escrow of Shares. A certificate or book-entry equivalent representing the Restricted Stock shall be issued in the name of the Participant and shall be escrowed with the Secretary of the Company (the “Escrow Agent”) subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

b.
Vesting. The shares of Restricted Stock will vest based on the Participant’s continuous employment with or service to the Company or a Subsidiary in accordance with the vesting schedule set forth on the Notice. Once vested pursuant to the terms of this Agreement and the vesting schedule in the Notice, the Restricted Stock shall be deemed “Vested Stock.”

c.
Voting Rights and Dividends. Subject to the restrictions on transfer and forfeiture set forth in this Agreement, the Participant will have customary rights of a shareholder attributable to the shares of Restricted Stock issued in an Award pursuant to this Agreement, including the rights to vote and to receive dividends on the shares. The Participant appoints the Company to be the Participant’s agent to receive for the Participant dividends on shares based on record dates that occur while the shares are subject to restriction under this Agreement. The Company will transmit such dividends, net of required taxes pursuant to Section 7, to or for the account of the Participant in such manner as the Company determines but in no event later than March 15th of the year following the year in which the applicable dividend payment date occurs; provided, however, that the Participant is an Employee or Consultant as of the dividend payment date.

d.
Vested Stock - Removal of Restrictions. Upon Restricted Stock becoming Vested Stock, all restrictions shall be removed from the Restricted Stock and the Secretary of the Company shall deliver to the Participant shares either in certificate form or via D.W.A.C. (delivery/withdrawal at custodian) representing such Vested Stock free and clear of all restrictions, except for any applicable securities laws restrictions or restrictions pursuant to the Company’s Insider Trading Policy.

e.
Forfeiture. Restricted Stock that does not become Vested Stock pursuant to the terms of this Agreement shall be absolutely forfeited and the Participant shall have no future interest therein of any kind whatsoever. In the event the Participant’s employment with or service to the Company or a Subsidiary terminates prior to all shares of Restricted Stock becoming Vested Stock, then such unvested shares of Restricted Stock shall be absolutely forfeited on the date of termination and the Participant shall have no further interest therein of any kind whatsoever. The Committee may, in its discretion, accelerate the vesting of the Restricted Stock in the event of the Participant’s death, Disability or termination due to special circumstances (as determined by the Committee in its sole discretion).

4.
Fundamental Transaction; Change in Control. Notwithstanding any provision of this Award to the contrary, Restricted Stock shall become Vested Stock upon the occurrence of a Fundamental Transaction or a Change in Control after the Separation Date and such Vested Stock shall be delivered to the Participant in certificate form or via D.W.A.C. free and clear of all restrictions, except for any applicable securities law restrictions. For purposes of this Award, a “Fundamental Transaction” will occur if the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of a merger, other business combination or any other transaction or event, other securities are substituted for the Common Stock or the Common Stock may no longer be issued.

5.
Subsidiary Change in Control or Fundamental Transaction. If (a) the Participant is an employee of a Subsidiary, upon the occurrence of a Fundamental Transaction or a Change in Control of such Subsidiary (as if the terms Fundamental Transaction or Change in Control as defined in the Plan applied to such Subsidiary) after the Separation Date, and (b) immediately following and in connection with such Fundamental Transaction or Change in Control the Participant is not an employee of the Company or an entity that remains a Subsidiary following such Fundamental Transaction or Change in Control (other than by reason of the Participant’s resignation, death or Disability), then all restrictions on outstanding Restricted Stock shall lapse and the provisions of Section 4 of this Agreement shall apply.

6.
Nontransferability of Award. Restricted Stock is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, Restricted Stock contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, any may, at the sole discretion of the Committee, result in forfeiture of the Restricted Stock involved in such attempt.

7.
Withholding. The Company may make such provision as it may deem appropriate for the withholding of any applicable federal, state or local taxes that it determines it may be obligated to withhold or pay in connection with the vesting of the Restricted Stock or any election made by the Participant. Required withholding taxes as determined by the Company associated with this Award must be paid in cash unless the Committee permits the Participant to pay such withholding taxes by directing the Company to withhold from the Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes. The Company in its sole discretion may also withhold any required taxes from dividends paid on the Restricted Stock.

8.
Notification of 83(b) Election. In the event the Participant elects to make an 83(b) election with respect to this Award, the Participant must provide the Company notice of such election at the same time the election is filed with the Internal Revenue Service. The Participant must also tender to the Company payment of the required withholding taxes associated with such election. In the event the Participant makes an 83(b) election without consulting with the Company as to the payment of required withholding taxes, the Company may withhold from other payments to the Participant amounts necessary to effect the required withholding.

9.
Amendments. This Agreement may be amended by a written agreement signed by the Company and the Participant; provided, however, that the Committee may modify the terms of this Agreement without the consent of the Participant in any manner that is not adverse to the Participant.

10.
Securities Law Restrictions. This Award shall be vested and common stock issued only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of vesting and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Common Stock acquired under such circumstances will be issued with a restricted securities legend.

11.	Participant Misconduct; Compensation Recovery.

a.
Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious misconduct by the Participant (including violations of employment agreements, confidentiality or other proprietary matters) or any activity of a Participant in competition with the business of the Company or any Subsidiary, the Award may be cancelled, in whole or in part, whether or not vested. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no effect and be deleted from this Agreement following a Change in Control.

b.
The Award made pursuant to this Agreement is subject to recovery pursuant to the Company’s compensation recovery policy then in effect. To the extent required by applicable laws, rules, regulations or securities exchange listing requirements and the Company’s compensation recovery policy then in effect, the Company shall have the right, and shall take all actions necessary, to recover shares of the Company’s common stock awarded to the Participant pursuant to this Award.

12.
Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made (a) if personally delivered in return for a receipt, (b) if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company or (c) if provided electronically, provided to Participant at his e-mail address specified in the Company’s records or as other specified pursuant to and in accordance with the Committee’s applicable administrative procedures.

13.
Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.

14.
Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

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